Exhibit 3.53

LIMITED LIABILITY COMPANY AGREEMENT

OF

CYTYC DEVELOPMENT COMPANY LLC

A DELAWARE LIMITED LIABILITY COMPANY

Cytyc Corporation, a Delaware corporation (“Cytyc” or the “Member”) hereby declares the following to be the Limited Liability Company Agreement of Cytyc Development Company LLC (this “Agreement”):

1. Name. The name of the limited liability company (the “Company”) is Cytyc Development Company LLC.

2. Purpose and Powers. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Delaware. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

3. Certificates; Term; Existence. A. Suzanne Meszner-Eltrich, whom the parties hereto hereby confirm was designated as an “authorized person” within the meaning of the Act, has executed, delivered and filed the initial Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware. Upon the filing of the initial Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and each Manager (as hereinafter defined) and each officer of the Company, each acting alone, thereupon became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the Act. Each Manager and each officer of the Company, each acting alone, is hereby authorized to and a Manager or an officer of the Company shall, execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any U.S. or foreign jurisdiction in which the Company may wish to conduct business. The term of the Company commenced on March 22, 2001, being the date the initial Certificate of Formation of the Company was filed with the Office of the Secretary of State of the State of Delaware, and the term of the Company shall continue until the dissolution of the Company pursuant to Section 15 hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the Company pursuant to the Act and this Agreement.

4. Registered Office. The registered office of the Company in the State of Delaware is located at c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle.

5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle.

6. Interest. The Company shall be authorized to issue a single class of Limited Liability Company Interest (as defined in the Act, an “Interest”), that shall include any and all benefits to which the holder of such Interest may be entitled as provided in this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement.

7. Capital Contributions. The Member may contribute cash or other property to the Company as it shall decide, from time to time.

8. Tax Characterization and Returns. Until such time as the Company shall have more than one member, it is the intention of the Member that the Company be disregarded for U.S. federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of the Company’s Certificate of Formation and this Agreement are to be construed so as to preserve that tax status. The Member is hereby authorized to file any necessary elections with any tax authorities and shall be required to file any necessary tax returns on behalf of the Company with any such tax authorities.

9. Management.

a. Board of Managers. The management of the Company shall be vested in a Board of Managers (the “Board of Managers”) elected by the Member. The total number of members on the Board of Managers (each, a “Manager” and collectively, the “Managers”) are hereby fixed at two (2) and hereafter may be fixed at a different number by an amendment hereto or a resolution signed by the Member. Each Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act. The Member hereby elects as the Managers of the Company Patrick J. Sullivan and John P. McDonough to serve until their successors are elected and qualified. A Manager shall remain in office until removed by a written instrument signed by the Member (and, for purposes of clarification, the Member may remove and replace any Manager, with or without cause, at any time in its sole discretion) or until such Manager resigns in a written instrument delivered to the Member (and, for purposes of clarification, a Manger may resign, with or without cause, at any time in its sole discretion) or such Manager dies or is unable to serve. In the event of any such vacancy, the Member may fill the vacancy. Each Manager shall have one (1) vote. Except as otherwise provided in this Agreement, the Board of Managers shall act by the affirmative vote of a majority of the total number of Managers. Each Manager shall perform his or her duties as such in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of serving or having served as a Manager. A Manager shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company solely by reason of being a manager of the Company.

b. Meetings and Powers of Board of Managers.

(i) The Board of Managers shall establish meeting times, dates and places and requisite notice requirements and adopt rules procedures consistent with the terms of this Agreement. Any action required to be taken at a meeting of the Board of Managers or any action that may be taken at a meeting of the Board of Managers may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. Notwithstanding anything to the contrary in this Section 9, the Board of Managers may take without a meeting any action that may be taken by the Board of Managers under this Agreement if such action is approved by the unanimous written consent of the Managers.

(ii) Except as otherwise provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Board of Managers and the Board of Managers may exercise all powers of the Company and do all such lawful acts, as are not prohibited by statute, the Certificate of Formation or this Agreement, directed or required to be exercised or done by the Member and in so doing shall have the right and authority to take all actions which the Board of Managers deems necessary, useful or appropriate for the management and conduct of the business of the Company; provided, however, that the Member may amend this Agreement at any time and thereby broaden or limit the Board of Manager’s power and authority.

c. Officers. The Company shall have officers who are appointed by the Board of Managers. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The powers and duties of each officer shall be as follows:

The President. The President shall have, subject to the supervision, direction and control of the Board of Managers, the general powers and duties of supervision, direction and management of the affairs and business of the Company usually vested in the president of a business corporation organized under the General Corporation Law of the State of Delaware, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company.

The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Managers or the President.

The Secretary. The Secretary shall attend meetings of the Board of Managers and meetings of the Member and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of a secretary of a business corporation organized under the General Corporation Law of the State of Delaware or as may from time to time be assigned to him or her by the Board of Managers or the President.

The Treasurer. The Treasurer shall have custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a business corporation organized under the General Corporation Law of the State of Delaware or as may from time to time be assigned to him or her by the Board of Managers or the President.

d. Indemnification of the Managers and Officers. To the maximum extent permitted by applicable law, the Company shall indemnify, save harmless, and pay all judgments and claims against any present or former Manager or officer of the Company relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any Manager or officer of the Company in connection with the business of the Company, including all expenses (including attorneys’ fees) reasonably incurred by or on behalf of such person in connection with any action, suit, or proceeding based on, arising out of, or otherwise relating to any such act or omission and to which such person is or was (or is or was threatened to be made) a party, or is or was otherwise involved, by reason of the fact that he or she is or was a Manager or officer of the Company. Such expenses and attorneys’ fees shall be paid to or on behalf of such present or former Manager or officer as incurred in advance of the final disposition of such action, suit, or proceeding. To the maximum extent permitted by applicable law, and without limiting any rights of a Manager or officer pursuant to the foregoing sentences of this subsection (d) of this Section 9, in the event of any action, suit, or proceeding by the Company or the Member against any present or former Manager or officer of the Company, including a derivative suit, the Company shall indemnify, save harmless, and pay all expenses (including attorneys’ fees) reasonably incurred by or on behalf of such present or former Manager or officer in connection with the defense of any such action, suit, or proceeding, which expenses and attorneys’ fees shall be paid to or on behalf of such present or former Manager or officer as incurred in advance of the final disposition of such action, suit, or proceeding.

e. Rights and Powers of the Member. The Member shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Member has all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. The Member has no voting rights except with respect to those matters specifically set forth in this Agreement and, to the extent not inconsistent herewith, as required in the Act. Notwithstanding any other provision of this Agreement, no action may be taken by the Company (whether by the Board of Managers, or otherwise) in connection with any of the following matters without the written consent of the Member:

(i) the dissolution or liquidation, in whole or in part, of the Company, or the institution of proceedings to have the Company adjudicated bankrupt or insolvent;

(ii) the filing of a petition seeking or consenting to reorganization or relief under any applicable federal or state bankruptcy law;

(iii) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property;

(iv) the merger or conversion of the Company with or to any other entity;

(v) the sale of all or substantially all of the Company’s assets; or

(vi) the amendment of this Agreement.

10. Distributions. The Board of Managers, at any time and from time to time, may cause the Company to distribute any cash held by it that is neither reasonably necessary for the operation of the Company nor otherwise in violation of Sections 18-607 or 18-804 of the Act to the Member.

11. Assignments. The Member may assign all or any part of its Interest in the sole discretion of the Member. Any transferee of all or any portion of an Interest shall automatically be deemed admitted to the Company as a substituted Member in respect of the Interest or such portion thereof transferred by the transferring Member and the transferring Member shall be deemed withdrawn in respect of such Interest or portion thereof; provided, in any event, that the transferee must agree in a document or instrument to be bound by the terms of this Agreement.

12. Withdrawal. The Member may withdraw from the Company at any time. Upon any such permitted withdrawal, the withdrawing Member shall receive the fair value of its Interest, determined as of the date it ceases to be a member of the Company.

13. Additional Members. No additional persons may be admitted as members of the Company except upon an assignment by the Member of all or any part of its Interest.

14. Compensation. The Managers and the officers of the Company shall not receive compensation for services rendered to the Company.

15. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Member in its sole discretion, or (b) an event of dissolution of the Company under the Act; provided, however, that within ninety (90) days following any event terminating the continued membership of the Member, if the Personal Representative (as defined in the Act) of the Member agrees in writing to continue the Company and to admit itself or some other person as a member of the Company effective as of the date of the occurrence of the event that terminated the continued membership of the Member, then the Company shall not be dissolved and its affairs shall not be wound up.

16. Distributions upon Dissolution. Upon the dissolution of the Company pursuant to Section 15 hereof, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and the Member, and the Board of Managers shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Member until such time as the property of the Company has been distributed pursuant to this Section 16 and the Certificate of Formation of the Company has been cancelled pursuant to the Act and this Agreement. The Board of Managers shall be responsible for overseeing the winding up and dissolution of the Company. Upon the dissolution of the Company pursuant to Section 15 hereof, the Board of Managers shall take full account of the Company’s liabilities and assets and shall cause the assets or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, to the Member, after paying or making reasonable provision for all of the Company’s creditors to the extent required by Section 18-804 of the Act.

17. Certificate of Cancellation. Upon completion of the winding up and liquidation of the Company in accordance with Section 15 hereof, the Board of Managers shall promptly cause to be executed and filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdictions in which the Board of Managers deems such filing necessary or advisable.

18. Limited Liability. No Member or Manager shall have any liability for the obligations of the Company except to the extent required by the Act.

19. Amendment. This Agreement may be amended only in a writing signed by the Member.

20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

21. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

22. Consent to Jurisdiction/Service of Process. Each party hereto hereby (a) irrevocably submits to the non-exclusive jurisdiction of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this Agreement, and (b) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

23. Relationship between the Agreement and the Act. Regardless of whether any provision of this Agreement specifically refers to particular Default Rules, (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 23, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of a limited liability company’s certificate of formation or limited liability company agreement.

24. Effectiveness of this Agreement. This Agreement shall be effective as of March 9, 2007 and supersedes any prior limited liability company agreement of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be duly executed as of the 9th day of March, 2007.

MEMBER: CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Name: Patrick J. Sullivan
Title: Chief Executive Officer and President

Accepted and Agreed:

/s/ Patrick J. Sullivan
Patrick J. Sullivan
Manager

/s/ John P. McDonough
John P. McDonough
Manager

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

CYTYC DEVELOPMENT COMPANY LLC

The undersigned, as the Managers and sole Member of Cytyc Development Company LLC, a Delaware limited liability company (the “Company”), desire to amend, effective as of October 11, 2007, the Limited Liability Company Agreement of the Company dated March 9, 2007 (the “LLC Agreement”).

Certain capitalized terms used herein without definition shall have the respective meanings set forth in the LLC Agreement.

1. Amendment of LLC Agreement. Pursuant to Section 19 of the LLC Agreement, the LLC Agreement is hereby amended as follows:

(a) The following Section 25 is hereby added after Section 24 of the LLC Agreement:

“25. Membership Certificates. The Interest of each Member in the Company shall be recorded on the books of the Company and may, but shall not be required to, be evidenced by the issuance of written certificates evidencing such Interest, which may be in such form in the form attached hereto as Exhibit A. Any such written certificate evidencing an Interest shall be executed by any one Manager of the Company. The Company hereby irrevocably elects that all Interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware. Each certificate evidencing an Interest in the Company shall bear the following legend: “The Interest represented by this Certificate is a security within the meaning of and governed by Article 8 of the Delaware Uniform Commercial Code.”

(b) Exhibit A attached hereto is hereby added as Exhibit A to the LLC Agreement.

2. Ratification of LLC Agreement. Except as expressly provided hereby, the LLC Agreement shall remain in full force and effect without modification and is hereby ratified and approved.

3. Counterparts. This amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same agreement.

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IN WITNESS HEREOF, the undersigned, constituting all of the members of the Board of Managers of the Company, have executed and delivered this Unanimous Written Consent of Board of Managers as of the date first set forth above.

/s/ Patrick J. Sullivan
Patrick J. Sullivan

/s/ John P. McDonough
John P. McDonough